UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): November 6, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ITEM 3.02	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT. UNREGISTERED SALES OF EQUITY SECURITIES.

On November 6, 2013, Spherix Incorporated (the “Company”) sold an aggregate of 304,250 shares of its newly designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and 48,438 shares of common stock (the “Common Stock” and, collectively with the Series F Preferred Stock, the “Securities”) to five accredited investors for gross proceeds to the Company of $2,235,000 pursuant to subscription agreements (the “Subscription Agreements”).  The purchase price per share of Common Stock was $6.40 for $1,310,000 of such investment and $6.25 for $925,000 of such investment (the “Private Placement”).   No broker was utilized in connection with the sale.

The Securities were sold and issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of Common Stock and shares of Common Stock underlying the Series F Preferred Stock  within 90 days of the final closing date of the sale of the Securities (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days of the final closing on the sale of the Securities (the “Effectiveness Date”). The Company is obligated to pay to investors a fee of one (1%) per month in cash for every thirty day period up to a maximum of six (6%) percent, (i) that the registration statement has not been filed after the Filing Date, and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC.

The Company also entered into a Lockup Agreement with certain investors (the “Lockup Agreement”) which provides for restrictions on the resale of shares for a period of 180 days from the closing of the Private Placement held by certain investors through December 31, 2014, which in certain circumstances is subject to extension.  The Lockup Agreement provides that additional 180 day restrictions shall commence without further action of the Company upon the sale of $15 million or greater gross proceeds of securities and upon a material acquisition.

The foregoing descriptions of the Private Placement, the Subscription Agreement, the Registration Rights Agreement and the Lockup Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, the form of Subscription Agreement, the form of Registration Rights Agreement and the form of Lockup Agreement, filed as Exhibits 3.1, 10.1, 10.2 and 10.3, respectively hereto and which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Lockup Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 7, 2013

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer